 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

DWS GLOBAL HIGH INCOME FUND, INC.
(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT LLC
WESTERN INVESTMENT HEDGED PARTNERS L.P.
WESTERN INVESTMENT TOTAL RETURN PARTNERS L.P.
WESTERN INVESTMENT ACTIVISM PARTNERS LLC
ARTHUR D. LIPSON
NEIL CHELO
ROBERT H. DANIELS
GREGORY R. DUBE

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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2

ANNUAL MEETING OF STOCKHOLDERS
OF
DWS GLOBAL HIGH INCOME FUND, INC.
_________________________

PROXY STATEMENT
OF
WESTERN INVESTMENT LLC
_________________________

We have lost all confidence in Deutsche and the Board of Directors and believe that they are unfit to manage closed-end funds.

This solicitation is a step in Western Investment’s campaign to oust Deutsche from managing closed-end funds.  Please vote the GOLD proxy.  Together we will knock down the undemocratic hurdles erected by Deutsche and its Board, which are designed to block YOU from exercising your basic voting rights as stockholders.

Western Investment LLC, a Delaware limited liability company (“Western Investment” or “we”), together with its fellow participants in this solicitation is the largest investor in DWS Global High Income Fund, Inc. (the “Fund”).  We are writing to you in connection with the election of our four nominees to the board of directors of the Fund (the “Board”) at the annual meeting of stockholders scheduled to be held at 10:00 a.m., Eastern time, on Thursday, October 14, 2010 at the New York Marriott East Side, 525 Lexington Avenue, New York, New York 10017, including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”).

We are investors specializing in investing in closed-end funds and have proven over many years to be ethical activist investors for all stockholders.  We have taken a stance in connection with 32 issuers since 2004. All completed activism situations resulted in significant pro-stockholder action by the issuer.  In every situation, the same result was available to all stockholders.  We did not benefit in any way except as a stockholder, we have never accepted any fees nor did we accept “greenmail” or participate in any transaction not available to all other stockholders.  We are proud of our public record, and proud of the role we have played in creating value for stockholders.

We have large investments in other funds managed or controlled by Deutsche Investment Management Americas Inc. (“DB America”) and affiliates of DB America (collectively, “Deutsche”).  We believe that Deutsche, a subsidiary of Deutsche Bank AG, the German banking conglomerate, through its mismanagement and bad-actions, is taking advantage of the stockholders of its closed-end funds and maximizing its own benefits at those stockholders’ expense.

Time and time again Deutsche Bank AG and Deutsche have been associated with financial scandals.  Most recently they were identified as one of the Wall Street firms that assembled complex securities so that they and their clients could bet against home prices.  Additionally, they received a fine from the Financial Industry Regulatory Authority (FINRA) for negligently misrepresenting delinquency data in the issue of subprime securities.  We are afraid there is little to stop Deutsche from exploiting this Fund for its own benefit as it has with so many others.  We have already reached out to stockholders of a number of Deutsche managed funds, including DWS Multi-Market Income Trust (KMM), DWS Strategic Income Trust (KST), DWS High Income Trust (KHI), DWS Enhanced Commodity Strategy Fund, Inc. (GCS), DWS Dreman Value Income Edge Fund, Inc. (DHG) and DWS RREEF World Real Estate Fund, Inc. (DRP) to share our concerns that Deutsche is unfit to manage closed-end funds.  We have never felt compelled to take such widespread action before.  However, we believe that the actions by this Board and Deutsche can no longer be tolerated.  We strongly believe that Deutsche and the Board should no longer be managing closed-end funds, and Western Investment intends to continue fighting to end, once and for all, Deutsche’s management of closed-end funds.

We are furnishing this proxy statement and the enclosed GOLD proxy card to stockholders in order to:

1.	Elect four Western Investment nominees to the Board to serve as Class II Directors of the Fund until the 2013 annual meeting of stockholders;

2.
Approve a stockholder proposal submitted by Western Investment Hedged Partners L.P., an affiliate of Western Investment, that requests that the Board take the necessary steps to declassify the Board so that all directors are elected on an annual basis;

3.	Approve our proposal that the Investment Management Agreement between the Fund and Deutsche Investment Management Americas Inc. shall be terminated; and

4.	Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

If you have already sent a proxy card furnished by the Fund’s management to the Fund, you have every right to change your vote by signing, dating and returning the enclosed GOLD proxy card or by following the instructions for telephone or Internet voting detailed thereon.  Only your latest dated proxy card counts!

Please refer to Appendix A - Information Concerning the Annual Meeting and the Fund’s proxy materials for additional information concerning the Annual Meeting, including voting and proxy procedures, votes required for approval of the proposals and the solicitation of proxies.

If you have any questions or require assistance voting your shares of common stock of the Fund (the “Shares”), please contact [______________], which is assisting us, at their address and toll-free number listed on the following page.  This proxy statement and the enclosed GOLD proxy card are first being furnished to stockholders on or about [_________], 2010.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The Proxy Statement, GOLD proxy card and additional information can be found at:
www.fixmyfund.com

IMPORTANT

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

•
If your Shares are registered in your own name, you may vote such Shares by signing, dating and mailing the enclosed GOLD proxy card in the enclosed return envelope to Western Investment, c/o [_______________], in the enclosed postage-paid envelope today.

•
If your Shares are held for you by a brokerage firm, bank, bank nominee or other institution on the record date, only they can vote such Shares and only upon receipt of your specific instructions.  Accordingly, please instruct your broker or bank to vote the GOLD proxy card on your behalf by following the instructions for Internet voting detailed on the enclosed GOLD proxy card, by calling the toll-free number contained therein, or by signing, dating and mailing the enclosed GOLD proxy card in the enclosed return envelope

•	If you choose to use Internet voting, Western Investment will be identified as “Opposition” on Proxyvote.com.

If you have any questions or need assistance voting your Shares, please call:
[_______________]
[_______________]
[_______________]

Stockholders Call Toll-Free at: (___) ___-____
Banks and Brokers Call Collect at: (___) ___-____

You may also contact Western Investment LLC via email at
info@fixmyfund.com

WE HAVE LOST CONFIDENCE IN DEUTSCHE AND THE BOARD SEND A MESSAGE TO DEUTSCHE: No New Closed - End Funds No More Excessive Fees No More Excessive Discount to NAV

WESTERN INVESTMENT PROPOSES: A Cap on Fees A Program of Periodic Tender-Offers and/or Accretive and Aggressive Open-Market Repurchases

BACKGROUND

Western Investment, together with the other participants in this solicitation, is the largest investor in the Fund.  We are committed to our investment in the Fund.  Our interests are aligned with the interests of all stockholders – if our investment in the Fund prospers, so does yours.

The Fund’s performance has been abysmal

According to the Fund’s most recent semi-annual report, the Fund trailed its benchmark over every measurable period, 6-month and 1, 3, 5-Year, other than 10-Year, on a net asset value basis.  Yet the Board still finds that “the nature, quality and extent of services provided by [the Fund’s asset manager] historically have been and continue to be satisfactory.”  The Board’s failure to take action reinforces our belief that this Board has chosen to maximize fees to Deutsche rather than returns to stockholders.

The Fund’s NAV discount is unacceptable

The Fund’s Share price has traded at a persistent discount to its per Share net asset value (“NAV”) that has averaged [__._]% from [_____] until the week ended [_____], 2010, and was as great as [__._]% on [_____].  Thus, when stockholders sell their Shares they are forced to leave behind a sizeable portion of the value underlying those Shares.  We believe that the persistence of this discount is, in part, due to the perception that the persistent and substantial NAV discount is not being addressed by the Board.  Any time a stockholder chooses to sell his or her ownership of a closed-end fund at a steep discount to NAV, that stockholder is harmed no matter what the fund’s discount was at the time the stockholder purchased their shares of that fund.  When a NAV discount is excessive, a selling stockholder is forced to leave behind a substantial portion of the value underlying the shares at the time of sale.  We believe the fair value of a share of common stock of a closed-end fund should be its NAV, or a value very close.

The table below shows the discount of the Fund’s Share price to the Fund’s NAV over the past [__] years (on the last day of each calendar quarter).

Quarter Ending	% (Discount) to NAV

We note that the Fund has frequently been among the worst of all closed-end funds in terms of discount to NAV and, in fact, that the Fund has frequently traded in the bottom [__]% of all closed-end funds in terms of discount to NAV.  As a specific example of just how dismal the Fund’s NAV discount has been over the past [__] years until the week ended [______], 2010, the Fund’s average discount of [__]% was in the bottom [__]%, or the [__]th worst, of 610 publicly traded US domiciled closed-end funds currently registered with the SEC.1

The Board has failed to take adequate action to reduce the Fund’s NAV discount

The Board’s clearly inadequate efforts have failed to eliminate the persistent discount.  In its offering materials, the Fund recognized the potential harm of a significant and persistent NAV discount.  The Fund assured investors that because of such a possibility, “the Fund’s Board might consider from time to time engaging in open market repurchases, tender offers for Shares at net asset value or other programs intended to reduce the discount.”  Over the past __ years, the Fund has not conducted a tender offer.  Additionally, we are not aware of the Fund having ever purchased a single Share in the open market or instituting any other program intended to reduce the discount during that time.  It’s no wonder the Fund continues to trade at an excessive discount.  We believe the excessive discount demonstrates that stockholders have lost confidence in the Board.

We believe that a board who truly had the best interests of stockholders in mind would have taken effective action, including repurchases of Shares which would have been accretive to NAV and earnings per share, to address the market’s consistent double-digit discount to the Fund’s per share NAV.

The Fund Maintains Excessive Fees

According to the Fund’s most recent semi-annual report, 21% of the Fund’s investment income has gone straight to Deutsche as “expenses.”  We believe this is outrageous, especially in light of the Fund’s poor performance.  We believe these expenses should be significantly lower, __% or more.

The Fund’s investment manager and its affiliates have a troubled history of being censured by the SEC, being sued by stockholders and taking actions adverse to fund stockholders

Deutsche has a long and troubled history of litigation with fund stockholders, and seems more than willing to act in their own self-interest regardless of the consequences for stockholders and the general public.  They have run afoul of the Securities and Exchange Commission (the “SEC”) and other regulatory bodies multiple times.  We are concerned that Deutsche, which is supposed to be protecting fund investors, is instead being sued by them.

1 The number of funds used in this comparison was based on all closed-end funds as disclosed in The Wall Street Journal, excluding closed-end funds that are not publicly traded or do not provide regularly updated net asset values.

Since 2003, Deutsche has been the subject of no less than three SEC censures for, among other things, illegal mutual fund market timing practices, concealing trade steering and favorable commission arrangements with favored brokers and, essentially, trading its “proxy” votes for banking business.

Besides SEC censures and the resulting penalties, Deutsche’s self-interested actions have resulted in, among other things:

•
an agreement with the New York Attorney General whereby Deutsche had to, among other things, (i) establish a $250 million fund to compensate mutual fund stockholders for the adverse effects of market timing attributable to market timing relationships, (ii) reduce the advisory fees it receives from certain of its funds for a period of at least five years and (iii) implement changes to its governance and compliance procedures;

•	numerous lawsuits being filed against Deutsche relating to its market timing actions by stockholders harmed by these actions;

•
a class-action lawsuit filed by stockholders of two sister funds of the Fund, DWS RREEF Real Estate Fund, Inc. (“SRQ”)  and DWS RREEF Real Estate Fund II, Inc. (“SRO”) against Deutsche for failing to disclose material, exceptional risks associated with SRQ and SRO.  Subsequently, under pressure from stockholders and in the face of losses in net asset value of an unbelievable 88% and 95%, respectively, the boards and management of SRQ and SRO decided to liquidate the funds.  We believe the decision to liquidate was ultimately made out of a desire to protect SRO and SRQ from further embarrassment;

•	a summary order from the West Virginia Securities Commissioner to cease and desist relating to Deutsche’s marketing and sale of auction rate securities;

•	a lawsuit filed against it and a settlement with the SEC relating to misrepresentations made by Deutsche regarding auction rate securities;

•
a lawsuit filed in the U.S. District Court for the District of Maryland against The New Germany Fund, Inc. (the “New Germany Fund”), a sister fund to the Fund, by stockholders of the New Germany Fund relating to the New Germany Fund’s attempts to restrict the directors that could serve on its board of directors.  The New Germany Fund eventually settled with the stockholders by agreeing to conduct an in-kind tender offer for 20% of its outstanding shares;

•
a complaint (the “Complaint”) filed by Western Investment against DWS Enhanced Commodity Strategy Fund, Inc. formerly DWS Global Commodities Stock Fund, Inc. (“GCS”), a sister fund to the Fund, with respect to GCS’s failure to hold a meeting of stockholders during 2009, requesting that GCS hold a meeting of stockholders to elect directors at the earliest date legally possible.  The Complaint also seeks to ensure that GCS recognizes the voting rights of all of Western Investment’s GCS shares and that GCS’s adoption of the Maryland Control Share Acquisition Act is void and does not affect Western Investment’s rights to vote any of its GCS shares at the next stockholder meeting, as well as any future meetings of stockholders; and

•	most recently Deutsche was fined $7.5 million by the Financial Industry Regulatory Authority for negligently misrepresenting delinquency data in the issue of subprime securities.

The SEC’s Director of the Division of Investment Management has criticized actions taken by the Fund

In a speech in November 2009, Andrew Donohue, the Director of the Securities and Exchange Commission’s Division of Investment Management, reviewed numerous practices taken by independent directors of investment companies and commented on the legality of such practices.1

•
Mr. Donohue criticized classic entrenchment maneuvers identical to those employed by the Deutsche directors in the Fund and in other Deutsche managed closed-end funds - imposing a requirement that the election of directors requires the affirmative vote of a majority of outstanding shares and delaying an annual meeting.

o	Mr. Donohue stated that the absolute majority voting rule “amounts to an anti-takeover device that keeps the existing board in place.”

o	He similarly noted that “the effect of [a] [meeting] delay is to postpone the ability of the shareholders to replace the existing board.”

•
Mr. Donohue also criticized the adoption by a fund, or more particularly its board, of the Maryland Control Share Acquisition Act, stating “even when state law authorizes it, [the adoption] may be inconsistent with federal law and not in the best interest of the fund and its shareholders.”  Mr. Donohue continued, “In my view, a provision which denies a shareholder deemed to posses ‘control shares’ the right to vote those shares constitutes a denial of equal voting rights and may violate the fundamental requirement that every share of the fund’s stock be voting stock.”

You should be aware that the same members of the Fund’s Board have not hesitated to delay an annual meeting or to opt into the Maryland Control Share Acquisition Act when doing so was in theirs or Deutsche’s interests - no matter the effect on stockholders.

We do not believe Deutsche, or any of its affiliates, should be associated with the Fund

You should be aware that:

•	The Fund shares its board of directors with 123 other funds in the Deutsche fund complex, each of whom are paid over $240,000 per year by Deutsche.

•	The officers of the Fund also serve in the same capacity at all of the other closed-end funds managed by Deutsche, including GCS, SRO, SRQ and the New Germany Fund.

We wonder how stockholders are to trust that this Board will objectively evaluate the actions given the Fund’s relationship with an investment manger that seems more than willing to step over its own investors to make a buck.  It is time for stockholders to send a message to the Board that the Board will be held accountable for its actions.

1 Mr. Donohue’s statements represent his own views and not necessarily the views of the SEC, individual commissioners or his colleagues on the SEC staff.

The Board has a history of disregarding best practice corporate governance recommendations -- indicative of a board that does not place stockholders’ interests first

Deutsche has enacted a number of hurdles to block stockholders from exercising their rights at democratic elections and which serve to protect the incumbent trustees and directors.  These hurdles include staggering the Board, implementing an absolute majority vote rule in contested elections and preventing large stockholders from voting all of their shares.  A staggered board provides that directors or trustees are elected for a term of three years, with only approximately one-third of directors or trustees up for election each year.  The Council of Institutional Investors, a nonpartisan, not-for-profit association of public, labor and corporate employee benefit funds with assets exceeding $3 trillion, is a leading advocate for improving corporate governance standards and strengthening investor rights.  It recommends, together with Proxy Governance, Inc., a leading proxy advisory firm, that in contested elections companies with a majority vote requirement for the election of directors use plurality voting so candidates receiving the most votes win.  The absolute majority vote rule, in place at the Fund and other closed-end funds managed by Deutsche, provides that directors or trustees are elected only by a majority of shares outstanding, thereby permitting the incumbents to remain in office if no nominee receives the votes of a majority of the shares outstanding.  In fact, in GCS members of the incumbent board remained in office even though our nominees received more votes than the incumbents by 64% to 36% at the last annual meeting.  These GCS incumbents are the same trustees that serve on this Board.  GCS also opted into a state law provision to try to limit Western Investment’s and possibly other stockholders’ rights to vote its GCS shares.  We were forced to sue GCS to block this action so that we would be able to exercise our rights as GCS stockholders.  GCS ultimately opted out of this prohibitive measure in order to ensure passage of a merger proposal.

Additionally, Egan-Jones Proxy Services, Glass, Lewis & Co. and RiskMetrics Group, three of the leading proxy advisory firms, in addition to The Council of Institutional Investors, all recommend that all members of a board of directors be elected annually.  Even Deutsche’s own Global Proxy Voting Guideline “is to vote against proposals to classify the board and for proposals to repeal classified boards and elect directors annually” because “directors should be held accountable on an annual basis. By entrenching the incumbent board, a classified board may be used as an anti-takeover device to the detriment of the stockholders in a hostile take-over situation.”  Amazingly and against their own global guidelines, which Deutsche self-servingly chooses not to apply to closed-end funds, the Fund is asking stockholders to vote against our proposal to declassify the Board.

Western Investment believes the current independent members of the Board, who receive compensation for service on 124 Deutsche funds, may be too beholden to the Fund’s investment manager

According to the Fund’s most recent proxy statement, each incumbent independent director is a director of at least 124 funds in the Deutsche fund complex.

While the current composition of the Board appears to satisfy applicable securities and investment company laws, we question whether service by each of the Fund’s directors of at least 124 funds in the same fund complex is in the best interests of the Fund’s stockholders.  We question the effect this arrangement may have on their independent judgment as directors of the Fund.  Consider:

•
the inherent conflicts of interest that we believe could arise as a result of serving as a director of so many registered investment companies.  For example, we believe a person serving in such numerous positions may become unduly beholden to the Fund’s investment manager, and less inclined to act in the best interests of the Fund’s stockholders;

•
the incumbent directors’ lucrative arrangement whereby they each collect at least $240,000 in annual fees in the aggregate for their service on 124 Deutsche fund boards.  We believe they could become far too beholden to the investment manger to take decisive action that benefits stockholders if it would negatively affect the fees collected by the Fund’s investment manager; and

•
in light of their positions and fee arrangements whether the current directors are able to perform the essential task of evaluating the abysmal performance of the Fund’s investment manager.  Being paid at least $240,000 by 124 Deutsche funds, we question whether they are the ones who should be minding the store.

SERIOUS ACTION BY THE BOARD IS NEEDED.  IT IS TIME TO SEND A MESSAGE BY VOTING FOR THE WESTERN INVESTMENT SLATE ON THE ENCLOSED GOLD PROXY CARD.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The following information sets forth the name, age, business address, present principal occupation and employment and material occupations, positions, offices, or employments for the past five years of each of our nominee directors (the “Nominees”).

THE NOMINEES

Neil Chelo (Age 38) is currently the Director of Research of Benchmark Plus Management, L.L.C. (“BPM”), the managing member of each of Benchmark Plus Partners, L.L.C. (“BPP”) and Benchmark Plus Institutional Partners, L.L.C. (“BPIP”).  Prior to serving as Director of Research, Mr. Chelo served as a senior analyst at BPM.  BPP and BPIP are each in the business of acquiring, holding and disposing of investments in various companies.  Prior to joining BPM, Mr. Chelo served as a portfolio manager and trader at Rampart Investment Management Company, an asset manager specializing in derivative strategies.  Mr. Chelo received his Bachelor of Science in Finance and his Master of Science in Finance from Bentley College.  Additionally, Mr. Chelo has been awarded the Chartered Financial Analysts (CFA), Chartered Alternative Investment Analyst (CAIA) and Financial Risk Manager (FRM) designations.  Mr. Chelo’s extensive experience in the investment industry gives him a strong understanding and insight into the challenges and issues facing the Fund.

Robert H. Daniels (Age 62) is an Emeritus Professor of Accounting at San Francisco State University, where he has taught Tax and Business Law courses since 1983 and has served as acting Department Chair, Director of the Graduate Tax Program and member of the University Budget Committee.  Mr. Daniels’ research interests include the problem of tax complexity and the prospects for simplification.  Mr. Daniels also currently manages his own private tax consulting practice and has been a practicing California attorney since 1973.  Mr. Daniels received his B.A. from Harvard College, with honors, a J.D. from Harvard Law School and his LLM in Taxation from Golden Gate University.  Mr. Daniels’ extensive accounting and tax knowledge and research and academic experience will provide valuable insight to the Board.  Mr. Daniels has thirty years of experience as an investor in closed-end funds.

Gregory R. Dube (Age 55) is the founder of Roseheart Associates (“Roseheart”), a private company that invests in securities and real estate, and has served as managing member and Chairman since its inception in 1997.  From 1998 to 2002, Mr. Dube was at Alliance Capital, where he served as the head of the Global High Yield Group from 1999 to 2002.  Before joining Alliance Capital, Mr. Dube was a partner at Donaldson, Lufkin & Jenrette, responsible for the Tax-Exempt Capital Markets Division.  Mr. Dube has an extensive background in the credit securities markets, including experience with trading and selling credit instruments, including corporate, high-yield, private placement, mortgage, Euro and distressed debt and derivatives.  Mr. Dube currently serves on the Advisory Committee of New England Realty Associates Limited Partnership (AMEX: NEN), a partnership engaged in the business of acquiring, developing, holding for investment, operating and selling real estate, as a member of the executive committee of Navigare Partners, LLC and on the Board of Directors of the Gabelli Global Multimedia Trust Inc. (NYSE: GGT), a closed-end equity mutual fund that invests in the public equity markets across the globe.  Mr. Dube received his A.B. from Harvard College and was a Rhodes Scholar Nominee.  Mr. Dube’s extensive investment experience, background in the credit securities markets and public board experience provides unique insight to the challenges and issues facing the Fund.

Arthur D. Lipson (Age 67) has been managing private investment partnerships since 1995.  He has been the sole managing member of Western Investment, which has acted as the general partner, managing member or investment manager, as the case may be, of private investment partnerships in certain funds since 1997.  Western Investment specializes in investing in undervalued companies.  Mr. Lipson has additional substantial experience in sales and trading and research, including previously heading all fixed income research for Lehman Brothers and for Paine Webber, was a known leader in the industry, and created, among other things, the Lehman Brothers bond indices.  From 2007 to 2008, Mr. Lipson served as a director of Pioneer Municipal and Equity Income Trust (“PBF”), during which time Mr. Lipson oversaw the elimination of a 17% discount to PBF’s net asset value and the merger of PBF into Pioneer Tax Free Income Fund, an open-end fund.  Mr. Lipson received a Masters of Science from Columbia University and a Bachelors of Science from the California Institute of Technology.  Mr. Lipson’s extensive investment experience, particularly with respect to closed-end funds, gives him strong insight into the challenges and issues facing the Fund.

There can be no assurance that the election of our Nominees will improve the Fund’s business or otherwise enhance stockholder value.  Your vote to elect the Nominees will have the legal effect of replacing four incumbent directors of the Fund with our Nominees.

The election of the Nominees requires the affirmative vote of a majority of the Shares outstanding and entitled to vote thereon.

For additional information concerning our Nominees, see Appendix B - Additional Information About the Nominees.

YOU ARE URGED TO VOTE FOR THE ELECTION OF WESTERN INVESTMENT’S NOMINEES ON THE ENCLOSED GOLD PROXY CARD.

PROPOSAL NO. 2: DECLASSIFICATION OF THE BOARD OF DIRECTORS

Due to a serious lack of accountability at the Board level, as discussed in further detail above, the Board should take the necessary steps to declassify the Board so that all directors are elected on an annual basis.  Despite the claims made by the Fund in its proxy statement, we have not seen any evidence that a classified board structure provides any benefit other than entrenchment for incumbent directors.  In fact, RiskMetrics Group/ISS, a leading proxy advisory service, has noted that that “the only real motive for implementing a [classified board] is to make it more difficult to change control of the board” and that “empirical evidence has suggested that [a classified board] is not in stockholders’ best interests from a financial perspective.”  The Fund claims that a classified board structure provides the Fund with the time and leverage necessary to engage in good-faith, arm’s length discussions and to negotiate the best result for the Fund.  Our experience with GCS, a sister fund to the Fund has been the exact opposite.  Despite over two years of attempting to interact with this very same board regarding GCS, GCS ignored every opportunity to engage in discussions with us.  We believe this is no accident - in our view, a classified board gives the Fund the time and leverage necessary to ignore stockholders and determine the best results for the Fund and management.

Accordingly, Western Investment Hedged Partners L.P. (“WIHP”), an affiliate of Western Investment, has submitted the following proposal for stockholder approval at the Annual Meeting.

Proposal

RESOLVED, that the stockholders of DWS Global High Income Fund, Inc. (“LBF”) hereby request that the Board of Directors of LBF (the “Board”) take the necessary steps to declassify the Board so that all directors are elected on an annual basis.  Such declassification shall be completed in a manner that does not affect the unexpired terms of the previously elected directors.

Supporting Statement:

We believe the annual election of all directors encourages board accountability to its stockholder constituents.  This view is shared by many others, and we believe is generally held to be the standard for corporate governance best practices.  In fact, no less than Egan-Jones Proxy Services, Glass, Lewis & Co. and RiskMetrics Group, three of the leading proxy advisory firms, in addition to The Council of Institutional Investors, all recommend that all members of a board of trustees or directors be elected annually.  Even LBF’s own Global Proxy Voting Guideline “is to vote against proposals to classify the board and for proposals to repeal classified boards and elect directors annually.”  As the guidelines state, “directors should be held accountable on an annual basis.  By entrenching the incumbent board, a classified board may be used. . .to the detriment of the stockholders. . .”

Currently, the Board is divided into three classes serving staggered three-year terms.  A classified board protects the incumbents, which in turn dilutes the voice of stockholders and limits board accountability to stockholders.

We believe accountability for performance must be given to the stockholders whose capital has been entrusted in the form of share investments in LBF.

Consider:

•
We believe that Deutsche Investment Management Americas Inc. (“Deutsche”), through its mismanagement and bad-actions, is taking advantage of the stockholders of its closed-end funds and maximizing its own benefits at those stockholders’ expense.  The current independent directors, who receive compensation from service on 126 funds, may be too beholden to LBF’s investment manager.

•
LBF continues to engage an investment manager, Deutsche, that oversaw losses in net asset value of an unbelievable 95% and 88%, respectively, in two sister funds of LBF, DWS RREEF Real Estate Fund II, Inc. (AMEX:SRO) and DWS RREEF Real Estate Fund, Inc. (AMEX:SRQ), leading to management’s decision to liquidate the funds.

•
LBF’s shares have traded at a persistent discount to its per share net asset value (“NAV”), averaging 12.95% over the past two years ending in March 2010, bottoming out at an incredible 40.73% on October 10, 2008.

We believe one reason for the continued significant discount to NAV is that the market has little confidence in the management of LBF.  Further, as long as LBF continues to take actions that have the effect of maximizing fees paid to management and not returns to stockholders, we believe the discount will persist.

It is clear stockholders must have the opportunity to annually evaluate and weed out ineffective and underperforming directors in order to keep the Board focused on performance and maximizing stockholder value.  Vote FOR this proposal to declassify the Board.

If this proposal is approved by stockholders and adopted by the Board, the Board will take steps to have all directors elected annually, without affecting the unexpired terms of previously elected directors.  As a result, after the phase-in, all directors would be subject to annual review by stockholders.

The approval of our proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting on the proposal, provided a quorum is present.  You should be also aware that due to the incumbent and entrenchment friendly provisions of the Fund’s Articles of Amendment and Restatement, in order to eliminate the Fund’s classified board structure, either 80% of the Board - that’s 11 out of 13 directors - and a majority of the outstanding Shares or an incredible 80% of the outstanding Shares would ultimately need to approve a formal amendment repealing the classified board provisions.  We question whose interests these provisions are serving - the stockholders who believe in greater board accountability and wish to see this proposal implemented or an incumbent board, each of whose members continue to collect at least $240,000 in annual compensation from Deutsche.

VOTE FOR THIS PROPOSAL TO SEND A MESSAGE TO THE BOARD THAT YOU WANT A GREATER VOICE IN THE CORPORATE GOVERNANCE OF THE FUND AND TO INCREASE THE ACCOUNTABILITY OF THE BOARD

PROPOSAL NO. 3: TERMINATION OF INVESTMENT MANAGEMENT AGREEMENT

For the reasons stated above, we have lost faith in Deutsche and the Board and do not believe Deutsche should be managing the Fund.  Accordingly, we have submitted a proposal to terminate the Investment Management Agreement between the Fund and Deutsche Investment Management Americas Inc.

Specifically, our proposal is as follows:

RESOLVED, that the Investment Management Agreement between DWS Global High Income Fund, Inc. (“LBF”) and Deutsche Investment Management Americas Inc. shall be terminated.

We believe Deutsche has provided inferior management and has fallen below minimum standards of ethical behavior, and should be replaced.  We believe that in this difficult market and economic environment, stockholders NEED a top investment manager.  We believe Deutsche is NOT a top manager, and that stockholders deserve better.  That is why we are requesting this extraordinary action of having stockholders directly act to terminate the investment management agreement.

As stated above, given its significant discount to NAV, the Fund should be aggressively repurchasing its shares, which we believe would be accretive to stockholder value and earnings per share.  However, the Fund has not purchased any of its outstanding shares over the past two years.  Instead the Fund appears to be more interested in maximizing assets under management, and by extension the fees collected by Deutsche, instead of stockholder value.  Since the Board appears unwilling or unable to take effective action, we are left with no choice but to take matters directly to stockholders.

VOTE FOR THIS PROPOSAL TO SEND A MESSAGE TO THE BOARD THAT YOU BELIEVE DEUTSCHE HAS PROVIDED POOR INVESTMENT MANAGEMENT

VOTING AND PROXY PROCEDURES

The Fund has set the close of business on August 13, 2010 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”).  Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to the Fund, as of the Record Date, there were [_________] Shares outstanding.

VOTES REQUIRED FOR APPROVAL

The election of a director of the Fund requires the affirmative vote of a majority of the Shares outstanding and entitled to vote thereon.

The approval of WIHP’s stockholder proposal recommending that the Board take the necessary steps to declassify the Board requires the affirmative vote of a majority of the votes cast at the meeting on the proposal, provided a quorum is present.

The approval of our stockholder proposal to terminate the investment management agreement requires the lesser of (A) 67% or more of Shares present at the Annual Meeting, if the holders of more than 50% of the outstanding Share are present or represented by proxy and (B) more than 50% of the outstanding Shares.

The information set forth above regarding the votes required for approval of the proposals is based on information contained in the Fund’s proxy statement.  The incorporation of this information in this proxy statement should not be construed as an admission by us that such process and procedures are legal, valid or binding.

ABSTENTIONS

Abstentions will be counted for the purpose of determining whether a quorum is present.  Abstentions will not be counted as votes cast on any proposal set forth in this proxy statement.  Accordingly, abstentions will have the effect of a vote against the election of Western Investment’s Nominees and against our proposal to terminate the investment management agreement.

DISCRETIONARY VOTING

Shares held in “street name” and held of record by banks, brokers or nominees may not be voted by such banks, brokers or nominees unless the beneficial owners of such Shares provide them with instructions on how to vote.

For additional and related information concerning the voting and proxy procedures for the Annual Meeting, see Appendix A - Information Concerning the Annual Meeting.

IF YOU WISH TO VOTE FOR THE ELECTION OF OUR NOMINEES TO THE BOARD, FOR WIHP’S STOCKHOLDER PROPOSAL OR FOR OUR STOCKHOLDER PROPOSAL, PLEASE VOTE YOUR SHARES BY TELEPHONE OR INTERNET (WESTERN INVESTMENT WILL BE IDENTIFIED ON PROXYVOTE.COM AS “OPPOSITION”), AS DESCRIBED IN THE ENCLOSED GOLD PROXY CARD, OR BY SIGNING, DATING AND RETURNING PROMPTLY THE ENCLOSED GOLD PROXY CARD, IN THE POSTAGE-PAID ENVELOPE PROVIDED.

OTHER MATTERS, PARTICIPANT AND ADDITIONAL INFORMATION

Western Investment is unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which Western Investment is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

We are asking you to vote FOR the election of our Nominees, FOR WIHP’s proposal that the Board should take all necessary steps to declassify the Board and FOR Western Investment’s proposal that the Investment Management Agreement between the Fund and Deutsche Investment Management Americas Inc. shall be terminated.  The enclosed GOLD proxy card may only be voted for our Nominees and does not confer voting power with respect to the Fund’s nominees.  We intend to vote all of our Shares for the election of our Nominees, for WIHP’s proposal and for our proposal and will not vote our Shares in favor of any of the Fund’s director nominees.

Western Investment has omitted from this proxy statement certain disclosure required by applicable law that is already included in the Fund’s proxy statement.  This disclosure includes, among other things, biographical information on the Fund’s directors and executive officers, the dollar range of Shares owned by directors of the Fund and information on committees of the Board.  Stockholders should refer to the Fund’s proxy statement in order to review this disclosure.

According to the Fund’s proxy statement, the Fund’s investment manager is Deutsche Investment Management Americas Inc., with headquarters at 345 Park Avenue, New York, New York 10154.

For information concerning the participants in this solicitation, see Appendix C - Information Concerning the Participants.

See Appendix E - Security Ownership of Certain Beneficial Owners of this proxy statement for information regarding persons who beneficially own more than 5% of the Shares and the ownership of the Shares by the management of the Fund.

The information concerning the Fund contained in this proxy statement and the appendices attached hereto has been taken from, or is based upon, publicly available information.

WESTERN INVESTMENT LLC

__________, 2010

THIS SOLICITATION IS BEING MADE BY WESTERN INVESTMENT AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE FUND.  WESTERN INVESTMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING.  SHOULD OTHER MATTERS, WHICH WESTERN INVESTMENT IS NOT AWARE OF WITHIN A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

WESTERN INVESTMENT URGES YOU TO VOTE IN FAVOR OF THE ELECTION OF WESTERN INVESTMENT’S NOMINEES, EITHER BY TELEPHONE OR BY INTERNET AS DESCRIBED IN THE ENCLOSED GOLD PROXY CARD OR BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD TODAY.

APPENDIX TO PROXY STATEMENT

FILED BY WESTERN INVESTMENT LLC RELATING TO THE 2010 ANNUAL MEETING OF
STOCKHOLDERS OF
DWS GLOBAL HIGH INCOME FUND, INC.1

Appendix A - Information Concerning the Annual Meeting

Appendix B - Additional Information About the Nominees

Appendix C - Information Concerning the Participants

Appendix D - Purchases and Sales in the Common Stock of the Fund
During the Past Two Years

Appendix E - Security Ownership of Certain Beneficial Owners

1Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Proxy Statement.

APPENDIX A

INFORMATION CONCERNING THE ANNUAL MEETING

The proxy statement, including the appendices attached thereto (the “Proxy Statement”), relates to the 2010 Annual Meeting of Stockholders of DWS Global High Income Fund, Inc. (the “Fund”).  The address of the principal executive offices of the Fund is 345 Park Avenue, New York, New York 10154.  The Fund’s Secretary may be contacted c/o Deutsche Investment Management Americas Inc., One Beacon Street, Boston, Massachusetts 02108.

VOTING AND PROXY PROCEDURES

Stockholders, including those who expect to attend the Annual Meeting, are urged to vote their Shares today by following the instructions for Internet voting detailed on the enclosed GOLD proxy card, by calling the toll-free number contained therein, or by signing, dating and mailing the enclosed GOLD proxy card in the enclosed return envelope to Western Investment LLC, c/o [________], in the enclosed postage-paid envelope.

Authorized proxies will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of Western Investment’s nominees, Neil Chelo, Robert H. Daniels, Gregory R. Dube and Arthur D. Lipson, FOR Western Investment Hedged Partners L.P.’s proposal that the Board should take all necessary steps to declassify the Board, FOR Western Investment’s proposal that the Investment Management Agreement between the Fund and Deutsche Investment Management Americas Inc. shall be terminated and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

QUORUM

In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxies.  The presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting constitutes a quorum.  All Shares that are voted “FOR”, “AGAINST” or “ABSTAIN” (or “WITHHOLD” in the case of election of directors) on any matter will count for purposes of establishing a quorum and will be treated as Shares entitled to be voted at the Annual Meeting.

ABSTENTIONS

Abstentions will be counted for the purpose of determining whether a quorum is present.  Abstentions will not be counted as votes cast on any proposal set forth in the Proxy Statement.  Accordingly, abstentions will have the effect of a vote against the election of Western Investment’s Nominees and against Western Investment’s proposal to terminate the Investment Management Agreement between the Fund and Deutsche Investment Management Americas Inc.

DISCRETIONARY VOTING

Shares held in “street name” and held of record by banks, brokers or nominees may not be voted by such banks, brokers or nominees unless the beneficial owners of such Shares provide them with instructions on how to vote.

REVOCATION OF PROXIES

Stockholders of the Fund may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy), by delivering a later-dated proxy by Internet, by telephone or by mail, or by delivering a written notice of revocation.  The delivery of a later-dated proxy which is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered either to Western Investment in care of [_______] at the address set forth on the back cover of the Proxy Statement or to the Fund’s Secretary c/o Deutsche Investment Management, Americas Inc., One Beacon Street, Boston, Massachusetts, 02108 or to any other address provided by the Fund.  Although a revocation is effective if delivered to the Fund, Western Investment requests that either the original or photostatic copies of all revocations be mailed to Western Investment in care of [_______] at the address set forth on the back cover of the Proxy Statement so that Western Investment will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the record date of a majority of the outstanding Shares.  If you hold your Shares in street name, please check your voting instruction card or contact your bank, broker or nominee for instructions on how to change or revoke your vote.  Additionally, [________] may use this information to contact stockholders who have revoked their proxies in order to solicit later-dated proxies for the election of the Nominees and approval of other proposals described herein.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to the Proxy Statement is being made by Western Investment.  Proxies may be solicited by mail, facsimile, telephone, Internet, in person and by advertisements.

Western Investment has entered into an agreement with [________] for solicitation and advisory services in connection with this solicitation, for which [________] will receive a fee not to exceed $[____], together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  [________] will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  Western Investment has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record.  Western Investment will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that [________] will employ approximately [__] persons to solicit the Fund’s stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Western Investment, subject to certain limitations, pursuant to the terms of the Amended and Restated Joint Filing and Solicitation Agreement described in Appendix C - Information Concerning the Participants.  Certain of the participants in this solicitation have separately agreed to reimburse Western Investment on a pro rata basis for these expenses.  Because Western Investment believes that the Fund’s stockholders will benefit from the solicitation, Western Investment intends to seek reimbursement from the Fund, to the fullest extent permitted by law, of all expenses it incurs in connection with the solicitation.  Western Investment does not intend to submit the question of such reimbursement to a vote of security holders of the Fund unless otherwise required by law.  Costs of the solicitation of proxies are currently estimated to be approximately $[_____].  Western Investment estimates that through the date hereof, its expenses in connection with the solicitation are approximately $[____].

STOCKHOLDER PROPOSALS

The Fund’s current bylaws provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, written notice containing the information required by the current bylaws generally must be delivered to the Secretary of the Fund, John Millette, c/o Deutsche Asset Management, Inc., One Beacon Street, Boston, Massachusetts, 02108.  The Fund’s bylaws provide that, to be considered timely, such written notice must be delivered not later than 120 days nor earlier than 150 days prior to the first anniversary of the date on which the notice of the preceding year’s annual meeting was first given to stockholders; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of (i) the 90th day prior to the date of such annual meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, if the Fund’s 2011 annual meeting of stockholders (the “2011 Annual Meeting”) is held within 30 days before or after October 14, 2011, a stockholder nomination or proposal intended to be considered at the 2011 Annual Meeting must be received by the Secretary of the Fund on or after [___], 2011, and on or prior to [___], 2011.  However, under the rules of the Securities and Exchange Commission, if a stockholder wishes to submit a proposal for possible inclusion in the Fund’s 2011 proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Fund must receive it on or before [_____], 2011.  All nominations and proposals must be in writing and must conform to the requirements of the bylaws of the Fund.

The information set forth above regarding the procedures for submitting stockholder nominations and proposals for consideration at the 2011 Annual Meeting is based on information contained in the Fund’s proxy statement.  The incorporation of this information in this proxy statement should not be construed as an admission by us that such procedures are legal, valid or binding.

APPENDIX B

ADDITIONAL INFORMATION ABOUT THE NOMINEES

Western Investment has nominated four highly qualified individuals, Neil Chelo, Robert H. Daniels, Gregory R. Dube and Arthur D. Lipson, for nomination as directors at the Annual Meeting.

As of the Record Date, the dollar range of Shares of the Fund beneficially owned by each Nominee is as follows:

Name of Nominee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds to be Overseen by Nominee in Family of Investment Companies
Neil Chelo	None	None
Robert H. Daniels	None	None
Gregory R. Dube	None	None
Arthur D. Lipson*	Over $100,000	Over $100,000

*
Mr. Lipson, by virtue of the relationships described in further detail in Appendix C - Information Concerning the Participants may be deemed an “interested person” of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”).

Mr. Chelo does not currently hold, nor has he at any time held, any position with Fund.  Mr. Chelo does not oversee any portfolios in the Fund’s Fund Complex, provided however that [Mr. Chelo has been nominated for election as a director of DWS RREEF World Real Estate Fund, Inc. (“DRP”)].  Mr. Chelo does not directly own, and has not purchased or sold during the past two years, any securities of the Fund.

Mr. Daniels does not currently hold, nor has he at any time held, any position with the Fund.  Mr. Daniels does not oversee any portfolios in the Fund’s Fund Complex[, provided however that Mr. Daniels has been nominated for election as a director of DRP].  As of the date hereof, Mr. Daniels does not directly own, and has not purchased or sold during the past two years, any securities of the Fund.

Mr. Dube does not currently hold, nor has he at any time held, any position with Fund.  Mr. Dube does not oversee any portfolios in the Fund’s Fund Complex[, provided however that Mr. Dube has been nominated for election as a director of DRP.]  Mr. Dube does not directly own, and has not purchased or sold during the past two years, any securities of the Fund.

Mr. Lipson does not currently hold, nor has he at any time held, any position with the Fund.  Mr. Lipson does not oversee any portfolios in the Fund’s Fund Complex[, provided however that Mr. Lipson has been nominated for election as a director of DRP].  Mr. Lipson owns directly 2 Shares.  Mr. Lipson, as the managing member of Western Investment, may be deemed to beneficially own the 804,076 Shares beneficially owned by Western Investment.  Mr. Lipson disclaims beneficial ownership of such Shares.  For information regarding purchases and sales during the past two years by Mr. Lipson and Western Investment and its affiliates of securities of the Fund that may be deemed to be beneficially owned by Mr. Lipson, see Appendix D - Purchases and Sales in the Common Stock of the Fund During the Past Two Years.

None of the Nominees, their affiliates or any other related persons, has, during the past 5 years, held any position, including as an officer, employee, director or general partner, with (i) the Fund, (ii) any investment company, or any person that would be an investment company but for the exclusions provided by Sections 3(c)(1) and (c)(7) of the 1940 Act, having the same investment adviser, principal underwriter or Sponsoring Insurance Company (as such item is defined in the 1940 Act) or under the control of such investment adviser, principal underwriter or Sponsoring Insurance Company, as the Fund, (iii) the Fund’s investment adviser, principal underwriter or Sponsoring Insurance Company and (iv) any person, directly or indirectly controlling, controlled by, or under common control of the Fund’s investment adviser, principal underwriter, or Sponsoring Insurance Company.

Since the beginning of the Fund’s last two completed fiscal years, no officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company, of the Fund, or of a person directly or indirectly controlling, controlled by, or under common control thereby, serves, or has served, on the board of directors of a company of which a Nominee or any of his Immediate Family Members (as such term is defined in Schedule 14A of the Exchange Act) is or was an officer.

Western Investment has signed letter agreements pursuant to which it has agreed to indemnify Messrs. Chelo, Daniels and Dube against claims arising from the solicitation.

Since the beginning of the Fund’s last two completed fiscal years, no Nominee or any of his Immediate Family Members was a party to any transaction, or series of similar transactions or is a party to any currently proposed transaction, or series of similar transactions, in which the amount involved exceeded or is to exceed $120,000 or has or has had any direct or indirect relationship, in which the amount involved exceeded or is to exceed $120,000, to which (i) the Fund, (ii) any of its officers, (iii) any investment company, or officer thereof, or any person, or officer thereof, that would be an investment company but for the exclusions provided by Sections 3(c)(1) and (c)(7) of the 1940 Act, having the same investment adviser, principal underwriter or Sponsoring Insurance Company or under the control of such investment adviser, principal underwriter or Sponsoring Insurance Company, as the Fund, (iv) the Fund’s investment adviser, principal underwriter or Sponsoring Insurance Company, or officer thereof, or (v) any person, or officer thereof, directly or indirectly controlling, controlled by, or under common control of the Fund’s investment adviser, principal underwriter, or Sponsoring Insurance Company, was or is to be a party.

No Nominee or any of his Immediate Family Members has or has had any direct or indirect interest, the value of which exceeded or is to exceed $120,000, during the past five years, in (i) the Fund’s investment adviser, principal underwriter or Sponsoring Insurance Company; or (ii) any person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the Fund’s investment adviser, principal underwriter, or Sponsoring Insurance Company.

No Nominee or any of his Immediate Family Members owns beneficially or of record any class of securities in (i) the Fund’s investment adviser, principal underwriter or Sponsoring Insurance Company; or (ii) any person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the Fund’s investment adviser, principal underwriter, or Sponsoring Insurance Company.

None of the Nominees or any of their Immediate Family Members has, or has had since the beginning of the Company’s last two completed fiscal years, or has currently proposed, any direct or indirect relationship, in which the amount involved exceeds $120,000, with any of the persons specified in paragraphs (b)(8)(i) through (b)(8)(viii) of Item 22 of Schedule 14A.

The Nominees are citizens of the United States of America.

The information provided above has been furnished to Western Investment by the Nominees.

Other than as stated in the Proxy Statement the Nominees will not receive any compensation from Western Investment for their services as directors of the Fund, nor are there any arrangements or understandings between Western Investment and any of the Nominees or any other person or persons pursuant to which the nomination described herein is to be made, other than the consent by each of the Nominees to be named in the Proxy Statement and to serve as a director of the Fund if elected as such at the Annual Meeting.  Additionally, other than as stated in the Proxy Statement, none of the Nominees is a party adverse to the Fund or any of its subsidiaries or has a material interest adverse to the Fund or any of its subsidiaries in any material pending legal proceedings.

Western Investment does not expect that the Nominees will be unable to stand for election, but, in the event that such persons are unable to serve or for good cause will not serve, the Shares represented by the enclosed GOLD proxy card will be voted for substitute nominees.  In addition, Western Investment reserves the right to nominate substitute persons if the Fund makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Nominees.  In any such case, Shares represented by the GOLD proxy card will be voted for such substitute nominees.  Western Investment reserves the right to nominate additional persons if the Fund increases the size of the Board above its existing size, increases the number of directors whose terms expire at the Annual Meeting or calls a meeting to fill any vacancies on the Board.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Western Investment that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of the Fund’s corporate machinery.

APPENDIX C

INFORMATION CONCERNING THE PARTICIPANTS

Western Investment, Western Investment Hedged Partners L.P., a Delaware limited partnership (“WIHP”), Western Investment Total Return Partners L.P., a Delaware limited partnership (“WITRP”), Western Investment Activism Partners LLC, a Delaware limited liability company (“WIAP”), Arthur D. Lipson, Neil Chelo, Robert H. Daniels and Gregory R. Dube are members of a group (the “Group”) formed in connection with this proxy solicitation and are deemed participants in this proxy solicitation.

As of the date hereof, the Group collectively owns an aggregate of 804,078 Shares, constituting approximately 8.1% of the Shares outstanding.  Each member of the Group, as a member of a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act, may be deemed to beneficially own the Shares owned by the Group.  Each member of the Group specifically disclaims beneficial ownership of the Shares disclosed herein that he, she or it does not directly own.  For information regarding purchases and sales of securities of the Fund during the past two years by the members of the Group, see Appendix D - Purchases and Sales in the Common Stock of the Fund During the Past Two Years.

Western Investment is the managing member of WIAP and the general partner of each of WIHP and WITRP.  Mr. Lipson serves as the managing member of Western Investment.  Each of Messrs. Chelo, Daniels, Dube and Lipson has been nominated by Western Investment for election as directors at the Annual Meeting.

The principal business of Western Investment is acting as the managing member or general partner, as the case may be, of WIHP, WIAP and WITRP.  The principal business of each of WIHP, WIAP and WITRP is acquiring, holding and disposing of investments in various companies.  The principal occupation of Arthur D. Lipson is serving as the managing member of Western Investment.  The principal business address of Mr. Lipson, Western Investment, WIHP, WIAP and WITRP is c/o Western Investment LLC, 7050 South Union Park Center, Suite 590, Midvale, Utah 84047.

As of the date hereof, WIHP, WIAP and WITRP beneficially own 288,873, 229,589 and 284,714 Shares, respectively.  As the managing member of WIAP and the general partner of each of WIHP and WITRP, Western Investment may be deemed to beneficially own the 803,176 Shares owned in the aggregate by WIHP, WIAP and WITRP, in addition to the 900 Shares it holds directly.  As the managing member of Western Investment, Mr. Lipson may be deemed to beneficially own the 804,076 Shares beneficially owned by Western Investment, in addition to the 2 Shares he owns directly.

The principal occupation of Mr. Chelo is serving as the Director of Research of Benchmark Plus Management, L.L.C., the managing member of each of Benchmark Plus Partners, L.L.C. (“BPP”) and Benchmark Plus Institutional Partners, L.L.C. (“BPIP”).  BPP and BPIP are each in the business of acquiring, holding and disposing of investments in various companies. The principal occupation of Mr. Daniels is Emeritus Professor of Accounting at San Francisco State University and attorney.  The principal occupation of Mr. Dube is serving as the Chairman of Roseheart Associates, a private company that invests in securities and real estate.  The principal business address of Mr. Chelo is 820 A Street, Suite 700, Tacoma, Washington 98402.  The principal business address of Mr. Daniels is 1685 Eighth Avenue, San Francisco, California 94122.  The principal business address of Mr. Dube is 873 East Saddle River Road, Ho-Ho-Kus, New Jersey 07423.

None of Messrs. Chelo, Daniels or Dube directly owns any Shares.  As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Exchange Act, each of Messrs. Chelo, Daniels and Dube may be deemed to beneficially own the 804,078 Shares beneficially owned in the aggregate by the other members of the Group.  Each of Messrs. Chelo, Daniels and Dube disclaims beneficial ownership of such Shares.

C-1

Members of the Group may, from time to time, enter into and dispose of additional cash-settled equity swap or other similar derivative transactions with one or more counterparties that are based upon the value of the Shares, which transactions may be significant in amount.  The profit, loss and/or return on such additional contracts may be wholly or partially dependent on the market value of the Shares, the relative value of such Shares in comparison to one or more other financial instruments, indexes or securities, a basket or group of securities in which such Shares may be included, or a combination of any of the foregoing.  Members of the Group may also, from time to time, enter into stock loan agreements with one or more counterparties in the ordinary course of business pursuant to which members of the Group may lend their Shares subject to recall at their discretion.

On June 1, 2010, the members of the Group entered into an Amended and Restated Joint Filing and Solicitation Agreement  (the “Amended and Restated Joint Filing and Solicitation Agreement”) in which, among other things, (a) the parties agreed to the joint filing and solicitation on behalf of each of them of statements on Schedule 13D with respect to the securities of the Fund to the extent required under applicable securities laws and (b) the parties agreed to form the group for the purpose of soliciting proxies or written consents for the election of the Nominees, for WIHP’s proposal that the Board should take all necessary steps to declassify the Board and for Western Investment’s proposal to terminate the Investment Management Agreement between the Fund and Deutsche Investment Management Americas Inc.

Except as set forth in the Proxy Statement, (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Fund; (iii) no participant in this solicitation owns any securities of the Fund which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Fund during the past two years; (v) no part of the purchase price or market value of the securities of the Fund owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Fund, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Fund; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Fund; (ix) no participant in this solicitation or any of his/her/its associates was a party to any transaction, or series of similar transactions, since the beginning of the Fund’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Fund or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his/her/its associates has any arrangement or understanding with any person with respect to any future employment by the Fund or its affiliates, or with respect to any future transactions to which the Fund or any of its affiliates will or may be a party; and (xi) no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting.  There are no material proceedings to which any of the participants in this solicitation or any of their associates is a party adverse to the Fund or any of its subsidiaries or has a material interest adverse to the Fund or any of its subsidiaries.  With respect to each of the participants in the solicitation, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act, occurred during the past ten years.

C-2

APPENDIX D

PURCHASES AND SALES IN THE COMMON STOCK OF THE FUND
DURING THE PAST TWO YEARS

Transaction	Date	Quantity	Price ($)

Western Investment Activism Partners LLC

Buy	05/20/10	6,727	7.0994
Buy	05/21/10	4,100	7.1520
Buy	05/24/10	5,169	7.2257
Buy	05/25/10	46,077	7.0407
Buy	05/26/10	11,800	7.0994
Buy	05/27/10	2,803	7.1779
Buy	05/28/10	6,600	7.1800
Buy	06/01/10	2,300	7.1725
Buy	06/02/10	1,165	7.1419
Buy	06/03/10	5,521	7.1449
Buy	06/04/10	12,600	7.1091
Buy	06/07/10	10,400	7.1158
Buy	06/08/10	11,921	7.1399
Buy	06/09/10	10,000	7.1578
Buy	06/10/10	4,716	7.1895
Buy	06/11/10	2,500	7.2205
Buy	06/14/10	4,500	7.2229
Buy	06/15/10	2,053	7.1536
Buy	06/16/10	4,224	7.1637
Buy	06/17/10	3,200	7.1823
Buy	06/18/10	4,300	7.2125
Buy	06/21/10	4,300	7.2595
Buy	06/22/10	4,000	7.2660
Buy	06/23/10	1,500	7.2452
Buy	06/24/10	7,403	7.2004
Buy	06/25/10	3,909	7.1826
Buy	06/28/10	1,454	7.2608
Buy	06/29/10	1,800	7.2513
Buy	06/30/10	8,900	7.2281
Buy	07/01/10	100	7.2085
Buy	07/06/10	1,070	7.2720
Buy	07/07/10	477	7.2685
Buy	07/08/10	3,500	7.2716
Buy	07/09/10	6,300	7.2491
Buy	07/12/10	3,100	7.2550
Buy	07/13/10	8,000	7.2825
Buy	07/14/10	1,700	7.2864
Buy	07/15/10	2,500	7.3177
Buy	07/16/10	1,700	7.3184
Buy	07/19/10	800	7.3735
Buy	07/20/10	1,100	7.3594
Buy	07/22/10	2,300	7.4965
Buy	07/23/10	1,000	7.5085

Transaction	Date	Quantity	Price ($)

Western Investment Hedged Partners, L.P.

Buy	09/12/08	1,000	7.8430
Buy	09/22/08	3,900	6.9056
Buy	09/23/08	2,333	6.8527
Buy	09/26/08	400	6.8250
Buy	09/29/08	6,150	6.3727
Buy	09/30/08	4,100	6.1443
Buy	10/01/08	4,521	6.0961
Buy	10/02/08	2,000	6.1525
Sell	10/29/08	2,000	4.8750
Sell	10/30/08	1,600	5.1143
Sell	11/19/08	300	4.7075
Sell	11/21/08	3,897	4.1364
Sell	11/24/08	136	4.7099
Sell	12/26/08	1,450	5.7209
Sell	12/29/08	2,944	5.5398
Sell	12/30/08	1,827	5.4758
Sell	12/31/08	2,000	5.5205
Sell	01/06/09	7,250	5.9066
Buy	03/11/10	900	7.4746
Buy	03/15/10	1,000	7.4725
Buy	03/15/10	2,000	7.4610
Buy	03/22/10	5,600	7.3369
Buy	03/23/10	1,100	7.3923
Buy	03/24/10	4,000	7.3998
Buy	03/25/10	1,100	7.4144
Buy	03/29/10	5,000	7.4165
Buy	03/30/10	500	7.4055
Buy	03/31/10	8,373	7.3924
Buy	04/01/10	500	7.4485
Buy	04/05/10	1,200	7.4085
Buy	04/06/10	3,200	7.4116
Buy	04/07/10	5,700	7.4566
Buy	04/08/10	6,000	7.4222
Buy	04/09/10	3,500	7.4125
Buy	04/09/10	6,800	7.4180
Buy	04/12/10	22,100	7.4612
Buy	04/13/10	12,300	7.4907
Buy	04/14/10	33,000	7.5234
Buy	04/15/10	15,300	7.5299
Buy	04/16/10	16,100	7.5271
Buy	04/19/10	4,100	7.5112
Buy	04/20/10	5,700	7.5584
Buy	04/21/10	900	7.5830

Transaction	Date	Quantity	Price ($)

Buy	04/22/10	3,600	7.5787
Buy	04/23/10	8,000	7.5669
Buy	04/26/10	4,300	7.5904
Buy	04/27/10	5,900	7.5699
Buy	04/28/10	998	7.5788
Buy	04/28/10	3,002	7.5756
Buy	04/29/10	4,700	7.5814
Buy	04/30/10	5,000	7.5653
Buy	05/03/10	5,200	7.5455
Buy	05/04/10	1,800	7.5293
Buy	05/05/10	4,700	7.4642
Buy	05/06/10	20,800	7.3141
Buy	05/07/10	3,300	7.2461
Buy	05/10/10	9,400	7.4246
Buy	05/11/10	6,600	7.3508
Buy	05/12/10	900	7.3886
Buy	05/14/10	6,000	7.3459
Buy	05/17/10	2,300	7.3717
Buy	05/18/10	16,000	7.3467
Buy	05/19/10	9,400	7.2585

Western Investment Total Return Partners L.P.

Buy	09/22/08	3,900	6.9043
Buy	09/23/08	2,334	6.8527
Buy	09/24/08	4,443	6.9087
Buy	09/29/08	6,150	6.3727
Buy	09/30/08	4,100	6.1443
Buy	10/01/08	4,521	6.0961
Sell	10/17/08	600	5.5641
Sell	10/20/08	2,800	5.7957
Sell	10/30/08	1,600	5.1143
Sell	11/21/08	3,896	4.1364
Sell	12/03/08	1,000	4.6475
Sell	12/17/08	1,500	5.1441
Sell	12/22/08	2,531	5.5457
Sell	12/22/08	2,969	5.5457
Sell	12/26/08	1,450	5.7209
Sell	12/30/08	1,773	5.4758
Sell	01/05/09	700	5.8975
Sell	01/06/09	3,629	5.9059
Buy	03/11/10	800	7.4746
Buy	03/18/10	1,000	7.3685
Buy	03/22/10	5,600	7.3369
Buy	03/23/10	1,000	7.3923
Buy	03/24/10	2,000	7.3998
Buy	03/25/10	600	7.4144
Buy	03/29/10	5,000	7.4165

Transaction	Date	Quantity	Price ($)

Buy	04/01/10	500	7.4485
Buy	04/05/10	1,300	7.4085
Buy	04/06/10	3,254	7.4116
Buy	04/07/10	5,700	7.4566
Buy	04/08/10	6,000	7.4222
Buy	04/09/10	3,500	7.4125
Buy	04/09/10	6,800	7.4180
Buy	04/12/10	22,100	7.4612
Buy	04/13/10	12,265	7.4907
Buy	04/14/10	32,962	7.5234
Buy	04/15/10	15,240	7.5299
Buy	04/16/10	16,061	7.5271
Buy	04/19/10	4,046	7.5112
Buy	04/20/10	5,755	7.5584
Buy	04/21/10	946	7.5830
Buy	04/22/10	3,549	7.5787
Buy	04/23/10	7,900	7.5669
Buy	04/26/10	4,225	7.5904
Buy	04/27/10	5,900	7.5699
Buy	04/28/10	900	7.5788
Buy	04/28/10	3,065	7.5756
Buy	04/29/10	4,669	7.5814
Buy	04/30/10	5,100	7.5653
Buy	05/03/10	5,286	7.5455
Buy	05/04/10	1,900	7.5293
Buy	05/05/10	4,753	7.4642
Buy	05/06/10	20,800	7.3141
Buy	05/07/10	3,252	7.2461
Buy	05/10/10	9,341	7.4246
Buy	05/11/10	6,500	7.3508
Buy	05/12/10	909	7.3886
Buy	05/14/10	6,000	7.3459
Buy	05/17/10	2,300	7.3717
Buy	05/18/10	16,000	7.3467
Buy	05/19/10	18,936	7.2585

Western Investment Institutional Partners LLC

Buy	09/22/08	3,900	6.9056
Buy	09/23/08	2,333	6.8527
Buy	10/06/08	1,900	5.7488
Buy	10/08/08	800	4.8585
Sell	11/21/08	657	4.3789
Sell	12/31/08	2,000	5.5205
Sell	01/06/09	6,276	5.9065

Transaction	Date	Quantity	Price ($)

Western Investment Total Return Fund Ltd.

Buy	9/24/08	4,443	6.9087
Sell	11/20/08	1,000	4.3625
Sell	11/21/08	3,443	4.3850

Western Investment LLC

Buy	09/12/08	1,000	7.8430
--1	05/12/10	100	--

1 Shares transferred as a gift.

APPENDIX E

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

E1

IMPORTANT

Tell your Board what you think!  Your vote is important.  No matter how many Shares you own, please give Western Investment your proxy FOR the election of Western Investment’s Nominees by voting your Shares by telephone or Internet as described in the enclosed GOLD proxy card or by signing and dating the enclosed GOLD proxy card, and returning it in the postage-paid envelope provided.

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions.  Accordingly, please contact the person responsible for your account and instruct that person to execute the GOLD proxy card.  In addition, if you hold your Shares in a brokerage or bank account, your broker or bank may allow you to provide your voting instructions by telephone or Internet.  Please consult the materials you receive from your broker or bank prior to authorizing a proxy by telephone or Internet.  Western Investment urges you to confirm in writing your instructions to Western Investment in care of [_________] at the address provided below so that Western Investment will be aware of all instructions given and can attempt to ensure that such instructions are followed.

If you have any questions or need assistance voting your shares, please call:

[________________________]
[________________________]
[________________________]

Stockholders Call Toll-Free at: (___) ______
Banks and Brokers Call Collect at: (___) ______

You may also contact Western Investment LLC via email at
info@fixmyfund.com

PLEASE VOTE TODAY!

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE ▼

GOLD
 PROXY

DWS GLOBAL HIGH INCOME FUND, INC.

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF WESTERN INVESTMENT LLC

THE BOARD OF DIRECTORS OF
DWS GLOBAL HIGH INCOME FUND, INC.
IS NOT SOLICITING THIS PROXY

The undersigned appoints Arthur D. Lipson as the undersigned’s attorney and agent with full power of substitution to vote all shares of common stock of DWS Global High Income Fund, Inc. (the “Fund”) which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of the Fund scheduled to be held at 10:00 a.m. Eastern time, on Thursday, October 14, 2010 at the New York Marriott Eastside, 525 Lexington Avenue, New York, NY 10017, including any adjournments or postponements thereof or any meeting which may be called in lieu thereof (the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Fund held by the undersigned, and hereby ratifies and confirms all actions the herein named attorney, agent, his substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of such attorneys and proxies and their substitutes with respect to any other matters as may properly come before the Annual Meeting.  Mark each vote with an X in the box.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED FOR WESTERN INVESTMENT LLC’S NOMINEES, FOR PROPOSAL NO. 2 AND FOR PROPOSAL NO. 3.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

GOLD PROXY CARD

WESTERN INVESTMENT LLC (“WESTERN”) RECOMMENDS A VOTE FOR ITS NOMINEES, FOR PROPOSAL NO. 2 AND FOR PROPOSAL NO. 3
.

1.	Western’s proposal to elect four nominees to serve as Class II Directors of the Board of Directors of the Fund (the “Board”) until the 2013 annual meeting of stockholders.

Neil Chelo Robert H. Daniels Gregory R. Dube Arthur D. Lipson	FOR ALL NOMINEES [ ]	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES [ ]	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW ____________________________ ____________________________ ____________________________

2.	Western Investment Hedged Partners, L.P.’s proposal that the Board take the necessary steps to declassify the Board so that all directors are elected on an annual basis.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3.	Western’s proposal that the Investment Management Agreement between the Fund and Deutsche Investment Management Americas Inc. is terminated.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

DATE:  ____________________________

____________________________________
(Signature)
____________________________________
(Signature, if held jointly)
____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT  OWNERS
SHOULD  EACH SIGN.  EXECUTORS, ADMINISTRATORS,
TRUSTEES, ETC. SHOULD INDICATE THE CAPACITY IN
WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME
APPEARS ON THIS PROXY.